FOR IMMEDIATE RELEASE

For Further Information:

Zweig Funds Shareholder Services

(800) 272-2700

zweig@virtus.com

THE ZWEIG FUND, INC. DECLARES DISTRIBUTION AND DISCLOSES

SOURCES OF DISTRIBUTION – SECTION 19(a) NOTICE

New York, July 1, 2015 -- The Zweig Fund, Inc. (NYSE: ZF) today announced a quarterly distribution of $0.253 per share, payable on July 20, 2015, to shareholders of record on July 13, 2015 (ex-date July 9, 2015).

The Fund has a Managed Distribution Plan (“Plan”) to pay 6% of the Fund’s net asset value on an annualized basis, consistent with its primary investment objectives and as required by the Internal Revenue Code of 1986, as amended. Distributions may represent earnings from net investment income, capital gains, or if necessary, return of capital. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Plan.

The following chart discloses information on the sources of the distribution:

Distribution Estimates	June 2015 (QTD)		Year-to-date (YTD) (1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.025	9.8%	$0.065	12.7%
Net Realized Foreign Currency Gains	-	0.0%	-	0.0%
Net Realized Short-Term Capital Gains	0.081	32.0%	0.279	54.1%
Net Realized Long-Term Capital Gains	0.147	58.2%	0.171	33.2%
Return of Capital (or other Capital Source)	-	0.0%	-	0.0%
Total Distribution	$0.253	100.0%	$0.515	100.0%

(1) YTD February 2, 2015 to January 11, 2016. (The distribution paid on January 9, 2015 was reportable for tax on Form 1099 in 2014)

Under the terms of the Fund’s managed distribution policy, the Fund seeks to maintain a consistent distribution level that may be paid in part or in full from net investment income and realized capital gains, or a combination thereof. Shareholders should note, however, that if the Fund’s aggregate net investment income and net realized capital gains are less than the amount of the distribution level, the difference will be distributed from the Fund’s assets and will constitute a return of the shareholder’s capital. A return of capital is not taxable; rather it reduces a shareholder’s tax basis in his or her shares of the Fund.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send shareholders a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Information regarding the Fund’s performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund’s NAV and not the market price of the Fund’s shares. Performance figures are not meant to represent individual shareholder performance.

June 30, 2015

Average Annual Total Return on NAV for the 5-year period ended this quarter (2)	14.42%

Current Fiscal YTD Annualized Distribution Rate (3)	6.22%

YTD Cumulative Total Return on NAV (4)	-0.46%

YTD Cumulative Distribution Rate (5)	3.11%

(2)	Average Annual Total Return on NAV is the annual compound return for the five-year period. It reflects the change in the Fund’s NAV and reinvestment of all distributions.

(3)	Current Fiscal YTD Annualized Distribution Rate is the cumulative distribution rate annualized as a percentage of the Fund’s NAV at quarter end.

(4)	YTD Cumulative Total Return on NAV is the percentage change in the Fund’s NAV from the first day of the year to this quarter end, including distributions paid and assuming reinvestment of those distributions.

(5)	YTD Cumulative Distribution Rate is the dollar value of distributions from the first day of the year to this quarter end as a percentage of the Fund’s NAV at quarter end.

Section 19(a) notices are posted on the Fund’s website at:

ZF 19A Notices

The Zweig closed-end funds are advised by Zweig Advisers LLC. For more information on the Fund, please contact shareholder services at 800.272.2700, by email at zweig@virtus.com, or visit us on the web at www.virtus.com.

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FOR IMMEDIATE RELEASE

For Further Information:

Zweig Funds Shareholder Services

(800) 272-2700

zweig@virtus.com

THE ZWEIG FUND, INC. DECLARES DISTRIBUTION AND DISCLOSES

SOURCES OF DISTRIBUTION – SECTION 19(a) NOTICE

New York, October 1, 2015 -- The Zweig Fund, Inc. (NYSE: ZF) today announced a quarterly distribution of $0.222 per share, payable on October 20, 2015, to shareholders of record on October 13, 2015 (ex-date October 8, 2015).

The Fund has a Managed Distribution Plan (“Plan”) to pay 6% of the Fund’s net asset value on an annualized basis, consistent with its primary investment objectives and as required by the Internal Revenue Code of 1986, as amended. Distributions may represent earnings from net investment income, capital gains, or if necessary, return of capital. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Plan.

The following chart discloses information on the sources of the distribution:

Distribution Estimates	September 2015 (QTD)		Year-to-date (YTD) (1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.026	11.7%	$0.091	12.4%
Net Realized Foreign Currency Gains	-	0.0%	-	0.0%
Net Realized Short-Term Capital Gains	-	0.0%	-	0.0%
Net Realized Long-Term Capital Gains	0.196	88.3%	0.646	87.6%
Return of Capital (or other Capital Source)	-	0.0%	-	0.0%
Total Distribution	$0.222	100.0%	$0.737	100.0%

(1) YTD February 2, 2015 to January 11, 2016. (The distribution paid on January 9, 2015 was reportable for tax on Form 1099 in 2014)

Under the terms of the Fund’s managed distribution policy, the Fund seeks to maintain a consistent distribution level that may be paid in part or in full from net investment income and realized capital gains, or a combination thereof. Shareholders should note, however, that if the Fund’s aggregate net investment income and net realized capital gains are less than the amount of the distribution level, the difference will be distributed from the Fund’s assets and will constitute a return of the shareholder’s capital. A return of capital is not taxable; rather it reduces a shareholder’s tax basis in his or her shares of the Fund.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send shareholders a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Information regarding the Fund’s performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund’s NAV and not the market price of the Fund’s shares. Performance figures are not meant to represent individual shareholder performance.

September 30, 2015
Average Annual Total Return on NAV for the 5-year period ended this quarter (2)	9.37%
Current Fiscal YTD Annualized Distribution Rate (3)	7.01%

YTD Cumulative Total Return on NAV (4)	-11.26%
YTD Cumulative Distribution Rate (5)	5.26%

(2)	Average Annual Total Return on NAV is the annual compound return for the five-year period. It reflects the change in the Fund’s NAV and reinvestment of all distributions.

(3)	Current Fiscal YTD Annualized Distribution Rate is the cumulative distribution rate annualized as a percentage of the Fund’s NAV at quarter end.

(4)	YTD Cumulative Total Return on NAV is the percentage change in the Fund’s NAV from the first day of the year to this quarter end, including distributions paid and assuming reinvestment of those distributions.

(5)	YTD Cumulative Distribution Rate is the dollar value of distributions from the first day of the year to this quarter end as a percentage of the Fund’s NAV at quarter end.

Section 19(a) notices are posted on the Fund’s website at:

ZF 19A Notices

The Zweig closed-end funds are advised by Zweig Advisers LLC. For more information on the Fund, please contact shareholder services at 800.272.2700, by email at zweig@virtus.com, or visit us on the web at www.virtus.com.

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